Exhibit 99.1

Global Payments Reports Fourth Quarter and Full Year 2025 Results

February 18, 2026

•Fourth quarter 2025 GAAP diluted earnings per share (EPS) of $0.921 and adjusted EPS of $3.18, an increase of 11% constant currency
•Fourth quarter 2025 GAAP revenue of $1.90 billion1 and adjusted net revenue of $2.32 billion, an increase of 6% constant currency ex-dispositions
•Completed acquisition of Worldpay and divestiture of Issuer Solutions, repositioning the company as a leading pure-play merchant solutions provider
•Announces share repurchase authorization of $2.5 billion
•Entering into $550 million accelerated share repurchase plan
•Provides 2026 outlook for the new Global Payments

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2025.

“2025 was a transformative year for Global Payments,” said Cameron Bready, chief executive officer. “We significantly advanced our agenda to reposition our business as a unified, streamlined operating company, while delivering strong financial results that were consistent with the commitments we established at the outset of the year.”

Bready continued, “A cornerstone of our transformation was the launch of our Genius platform in the second quarter of 2025. We are pleased with the pace of the rollout and encouraged by the strong commercial traction we are seeing from our ongoing investments in our go-to-market capabilities. Importantly, we closed the acquisition of Worldpay and sale of Issuer Solutions well ahead of schedule, accelerating our transformation agenda and sharpening our strategic focus as the world's leading commerce solutions provider. The Worldpay acquisition marks a pivotal moment in our evolution, and as we integrate our businesses, our North Star remains driving consistent, durable growth underpinned by an unrelenting focus on our clients.”

Bready concluded, “Our strategic actions in 2025 strengthened our foundation for sustainable growth and meaningfully enhanced our cash‑flow generation profile. Free cash flow creation and return of capital remain central pillars of our investment thesis. With our major transactions now complete, we
1 GAAP revenue excludes discontinued operations related to the disposition of the Issuer Solutions business; non-GAAP results reflect total company performance.

Exhibit 99.1
continue to expect to return $7.5 billion of capital to shareholders through the end of 2027, consistent with targets we established at our 2024 investor conference. To support that objective, we are entering into an accelerated share repurchase agreement to immediately repurchase $550 million of our shares.”

Fourth Quarter 2025 Summary
•GAAP revenues were $1.90 billion1 and diluted EPS were $0.92.
•Adjusted net revenues increased 1% (6% constant currency excluding dispositions) to $2.32 billion.
•Adjusted EPS increased 12% (11% constant currency) to $3.18.
•Adjusted operating margin expanded 80 basis points to 44.7%.

Full Year 2025 Summary
•GAAP revenues were $7.71 billion1, compared to $7.74 billion in 2024 and diluted earnings per share were $5.78, compared to $6.16 in the prior year.
•Adjusted net revenues increased 2% (6% constant currency excluding dispositions) to $9.32 billion, compared to $9.15 billion in 2024.
•Adjusted EPS increased 11% to $12.22, compared to $11.02 in 2024.
•Adjusted operating margin expanded 97 basis points to 44.2%.

“We are pleased with our financial and operational performance during 2025, with our Merchant Solutions business exiting the year at slightly more than 6% growth,” said Josh Whipple, chief financial officer. “We generated strong adjusted free cash flow during the year and balanced ongoing investments in the business with our commitment to return capital to shareholders and reduce our net leverage.”

Whipple continued, “Looking ahead, the new Global Payments has an enhanced financial profile with meaningful scale and strong cash flow generation, and we are confident in our ability to deliver sustained, long-term value for our shareholders.”

2026 Outlook
•Constant currency adjusted net revenue growth of approximately 5% excluding dispositions.2
•Adjusted operating margin expansion of approximately 150 basis points.2
•Adjusted earnings per share of $13.80 to $14.00, or growth of 13% to 15%.

Financial Reporting Considerations for Issuer Solutions Transaction
Effective in the second quarter of 2025, the company began accounting for the Issuer Solutions business as discontinued operations as a result of the announced divestiture to Fidelity National
2 Adjusted net revenue growth and adjusted operating margin expansion are based on 2025 supplemental combined financial information, which presents all prior periods to include Worldpay and exclude Issuer Solutions.

Exhibit 99.1
Information Services. Issuer Solutions continued to operate as a business of Global Payments until closing; accordingly, our non-GAAP financial measures reflect total company performance.

Capital Allocation
The Board of Directors authorized share repurchases of $2.5 billion. The company is entering into a $550 million accelerated share repurchase plan.

The company expects to return over $2 billion to shareholders through repurchases and dividends in 2026, including the $550 million accelerated share repurchase plan announced today.

Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on March 30, 2026 to shareholders of record as of March 9, 2026.

Leadership Appointment
The company also announced the appointment of Jennifer Bozeman Whyte, CPA, as chief accounting officer and principal accounting officer, effective March 1, 2026.

Conference Call
Global Payments’ management will host a live audio webcast today, February 18, 2026, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenue, operating income, operating margin, net income, earnings per share, free cash flow, and free cash flow conversion determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

Exhibit 99.1
.

About Global Payments
Global Payments (NYSE: GPN) is a leading payment technology and software company that powers commerce for businesses of all sizes worldwide. We help businesses grow with confidence by delivering innovative solutions that enable seamless payment acceptance, smarter operations and exceptional client experiences – online, in store and everywhere in between. With its global reach, local expertise and scale, Global Payments manages trillions in payments volume and billions of transactions across more than 175 countries. Headquartered in Atlanta, Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500. Learn more at company.globalpayments.com.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margin, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation, statements we make regarding guidance and projected financial results for the year 2026; the effects of general economic conditions on our business; statements about the strategic rationale and anticipated benefits of acquisitions or dispositions, including our acquisition of Worldpay and divestiture of our Issuer Solutions business, including future financial and operating results, and the successful integration of our acquisitions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Exhibit 99.1

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Worldpay when expected or at all, business disruptions from the acquisition of Worldpay that may harm our business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the acquisition of Worldpay, including as it relates to our ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; our ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of our common stock following the acquisition of Worldpay, including the dilution caused by issuance of additional shares of Global Payments’ common stock in connection with the acquisition of Worldpay; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some

Exhibit 99.1
time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Nathan Rozof		Matt Cochran

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

Revenues	$1,896,765	$1,898,345	(0.1)%	$7,705,878	$7,735,970	(0.4)%

Operating expenses:
Cost of service	557,343	505,608	10.2%	2,113,381	2,033,471	3.9%
Selling, general and administrative	1,091,918	945,512	15.5%	4,120,631	4,001,133	3.0%
Impairment of goodwill	—	—	nm	33,218	—	nm
Net (gain) loss on business dispositions	32,174	(273,134)	nm	(315,976)	(273,134)	nm
	1,681,435	1,177,986		5,951,254	5,761,470

Operating income	215,330	720,359	(70.1)%	1,754,624	1,974,500	(11.1)%

Interest and other income	60,096	35,379	69.9%	155,138	158,692	(2.2)%
Interest and other expense	(204,504)	(151,393)	35.1%	(649,643)	(602,876)	7.8%
	(144,408)	(116,014)		(494,505)	(444,184)

Income from continuing operations before income taxes and equity in income of equity method investments	70,922	604,345	(88.3)%	1,260,119	1,530,316	(17.7)%
Income tax expense	(32,625)	108,411	(130.1)%	251,557	241,513	4.2%
Income from continuing operations before equity in income of equity method investments	103,547	495,934	(79.1)%	1,008,562	1,288,803	(21.7)%
Equity in income of equity method investments, net of tax	65,030	19,741	229.4%	120,114	70,180	71.2%
Income from continuing operations	168,577	515,675		1,128,676	1,358,983
Income from discontinued operations,net of tax	68,005	82,608		327,371	285,170
Net income	236,582	598,283	(60.5)%	1,456,047	1,644,153	(11.4)%
Less: Net income attributable to noncontrolling interests	(19,058)	(31,110)	(38.7)%	(55,940)	(73,788)	(24.2)%
Net income attributable to Global Payments	$217,524	$567,173	(61.6)%	$1,400,107	$1,570,365	(10.8)%

Basic earnings per share attributable to Global Payments:
Continued operations	$0.63	$1.93	(67.4)%	$4.44	$5.06	(12.3)%
Discontinued operations	$0.29	$0.33	(12.1)%	$1.35	$1.12	20.5%
Total basic earnings per share attributable to Global Payments	$0.92	$2.26	(59.3)%	$5.79	$6.18	(6.3)%

Diluted earnings per share attributable to Global Payments:
Continued operations	$0.63	$1.92	(67.2)%	$4.43	$5.04	(12.1)%
Discontinued operations	$0.29	$0.33	(12.1)%	$1.35	$1.12	20.5%
Total diluted earnings per share attributable to Global Payments	$0.92	$2.25	(59.1)%	$5.78	$6.16	(6.2)%

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

Adjusted net revenue	$2,320,316	$2,289,015	1.4%	$9,315,056	$9,154,007	1.8%

Adjusted operating income	$1,036,821	$1,004,165	3.3%	$4,116,287	$3,956,323	4.0%

Adjusted net income attributable to Global Payments	$754,712	$717,931	5.1%	$2,957,165	$2,809,413	5.3%

Adjusted diluted earnings per share attributable to Global Payments	$3.18	$2.85	11.6%	$12.22	$11.02	10.8%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

All non-GAAP results now include the effect of share-based compensation expense, and prior period non-GAAP results have been recast to reflect this change.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	December 31, 2025		December 31, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,896,765	$1,781,900	$1,898,345	$1,775,408	(0.1)%	0.4%
Issuer Solutions	—	557,070	—	530,137	nm	5.1%
Intersegment Elimination	—	(18,655)	—	(16,530)	nm	(12.9)%
	$1,896,765	$2,320,316	$1,898,345	$2,289,015	(0.1)%	1.4%

Operating income:
Merchant Solutions	$653,799	$877,093	$645,296	$852,882	1.3%	2.8%
Issuer Solutions	—	267,780	—	253,589	nm	5.6%
Corporate	(406,295)	(108,052)	(198,071)	(102,306)	(105.1)%	(5.6)%
Gain (loss) on business disposition	(32,174)	—	273,134	—	nm	nm
	$215,330	$1,036,821	$720,359	$1,004,165	(70.1)%	3.3%

	Year Ended
	December 31, 2025		December 31, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$7,705,878	$7,225,748	$7,735,970	$7,150,433	(0.4)%	1.1%
Issuer Solutions	—	2,161,337	—	2,067,976	nm	4.5%
Intersegment eliminations	—	(72,030)	—	(64,403)	nm	(11.8)%
	$7,705,878	$9,315,056	$7,735,970	$9,154,007	(0.4)%	1.8%

Operating income (loss):
Merchant Solutions	$2,735,163	$3,566,828	$2,582,220	$3,449,964	5.9%	3.4%
Issuer Solutions	—	1,041,380	—	981,574	nm	6.1%
Corporate	(1,263,297)	(491,921)	(880,854)	(475,215)	(43.4)%	(3.5)%
Impairment of goodwill	(33,218)	—	—	—	nm	nm
Gain on business disposition	315,976	—	273,134	—	nm	nm
	$1,754,624	$4,116,287	$1,974,500	$3,956,323	(11.1)%	4.0%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$8,336,402	$2,356,470
Accounts receivable, net	784,174	787,687
Settlement processing assets	1,476,543	1,599,390
Prepaid expenses and other current assets	802,018	550,083
Current assets of discontinued operations	1,203,534	737,602
Total current assets	12,602,671	6,031,232
Goodwill	17,076,624	17,027,574
Other intangible assets, net	4,231,227	4,614,172
Property and equipment, net	1,501,763	1,421,268
Deferred income taxes	171,430	98,386
Notes receivable	816,810	772,297
Other noncurrent assets	1,868,788	1,851,788
Noncurrent assets of discontinued operations	15,069,171	15,073,538
Total assets	$53,338,484	$46,890,255

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$345,007	$503,407
Current portion of long-term debt	1,920,792	1,018,327
Accounts payable and accrued liabilities	2,660,136	2,836,301
Settlement processing obligations	1,720,608	1,518,541
Current liabilities of discontinued operations	810,301	376,138
Total current liabilities	7,456,844	6,252,714
Long-term debt	19,541,512	15,079,453
Deferred income taxes	1,605,504	1,584,421
Other noncurrent liabilities	522,121	550,445
Noncurrent liabilities of discontinued operations	433,022	406,655
Total liabilities	29,559,003	23,873,688
Commitments and contingencies
Redeemable noncontrolling interests	201,003	160,623
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2025 and 2024; 236,692,592 shares issued and outstanding at December 31, 2025, and 248,708,899 shares issued and outstanding at December 31, 2024	—	—
Paid-in capital	17,078,652	18,118,942
Retained earnings	5,936,322	4,774,736
Accumulated other comprehensive loss	(126,207)	(612,992)
Total Global Payments shareholders’ equity	22,888,767	22,280,686
Nonredeemable noncontrolling interests	689,711	575,258
Total equity	23,578,478	22,855,944
Total liabilities, redeemable noncontrolling interests and equity	$53,338,484	$46,890,255

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended
	December 31, 2025	December 31, 2024

Cash flows from operating activities:
Net income	$1,456,047	$1,644,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	418,837	493,003
Amortization of acquired intangibles	996,540	1,369,328
Amortization of capitalized contract costs	127,730	138,051
Share-based compensation expense	153,647	164,244
Provision for operating losses and credit losses	78,773	81,018
Noncash lease expense	45,466	58,728
Deferred income taxes	(82,040)	(346,228)
Paid-in-kind interest capitalized to principal of notes receivable	(59,356)	(74,139)
Equity in income of equity method investments, net of tax	(120,013)	(70,499)
Distributions received on investments	35,831	32,849
Impairment of goodwill	33,218	—
Technology asset charge	—	55,808
Net (gain) loss on business dispositions	(155,527)	(273,134)
Other, net	74,096	45,787
Changes in operating assets and liabilities, net of the effects of business combinations and dispositions:
Accounts receivable	(33,274)	(10,443)
Prepaid expenses and other assets	(173,369)	(221,447)
Accounts payable and other liabilities	(140,014)	(29,496)
Net cash provided by operating activities	2,656,592	3,057,583
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(352,090)	(487,056)
Capital expenditures	(617,769)	(674,917)
Payments received on notes receivable	17,500	—
Net cash from sales of businesses	713,136	962,435
Proceeds from sales of investments	8,926	19,008
Other, net	—	6,639
Net cash used in investing activities	(230,297)	(173,891)
Cash flows from financing activities:
Changes in funds held for customers	(50,983)	136,759
Changes in settlement processing assets and obligations, net	432,122	338,341
Net (repayments) borrowings from settlement lines of credit	(201,874)	(442,713)
Net (repayments) borrowings from commercial paper notes	—	(1,367,859)
Proceeds from long-term debt	12,300,948	9,635,049
Repayments of long-term debt	(7,207,564)	(8,334,846)
Payments of debt issuance costs	(88,110)	(33,056)
Repurchases of common stock	(1,191,020)	(1,551,950)
Proceeds from stock issued under share-based compensation plans	30,773	43,009
Common stock repurchased - share-based compensation plans	(39,635)	(56,229)
Distributions to noncontrolling interests	(58,459)	(38,086)
Contributions from noncontrolling interests	44,841	4,044
Payment of deferred and contingent consideration in business combination	—	(6,390)
Purchase of capped calls related to issuance of convertible notes	—	(256,250)
Dividends paid	(238,521)	(252,811)
Purchase of subsidiary shares from noncontrolling interest	—	(108,770)
Net cash provided by (used in) financing activities	3,732,518	(2,291,758)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	221,626	(112,834)
Increase in cash, cash equivalents and restricted cash	6,380,439	479,100
Cash, cash equivalents and restricted cash, beginning of the period	2,735,975	2,256,875
Cash, cash equivalents and restricted cash, end of the period	$9,116,414	$2,735,975

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,896,765	$657,768	$(234,217)	$—	$—	$2,320,316

Operating income	$215,330	$88,951	$114	$732,427	$—	$1,036,821

Net income attributable to Global Payments	$217,524		$114	$726,949	$(189,875)	$754,712

Diluted earnings per share attributable to Global Payments	$0.92					$3.18

Diluted weighted-average shares outstanding	237,250					237,250

	Three Months Ended December 31, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,898,345	$622,777	$(232,107)	$—	$—	$2,289,015

Operating income	$720,359	$112,789	$327	$170,690	$—	$1,004,165

Net income attributable to Global Payments	$567,173		$327	$173,940	$(23,509)	$717,931

Diluted earnings per share attributable to Global Payments	$2.25					$2.85

Diluted weighted-average number of shares outstanding	251,766					251,766

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended December 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $358.7 million in cost of services (COS) and $334.1 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles. Adjustments to SG&A included acquisition, integration and separation expenses of $174.2 million, facilities exit charges of $4.6 million, charges for business transformation activities of $129.8 million, modernization charges of $12.0 million, employee termination benefits of $3.7 million, and other items of $9.8 million.

Earnings adjustments for the three months ended, December 31, 2025, also include the add back of $153.0 million of depreciation and amortization (D&A) of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended December 31, 2025, earnings adjustments to operating income also included the elimination of loss on business dispositions for Continuing and Discontinued Operations of $32.2 million and $160.4 million, respectively.

For the three months ended December 31, 2024, earnings adjustments to operating income included $332.8 million in COS and $111.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $332.6 million and other items of $0.2 million. Adjustments to SG&A included acquisition, integration and separation expenses of $31.2 million, employee termination benefits of $4.3 million, facilities exit charges of $6.8 million, charges for business transformation activities of $39.9 million, noncash asset write-offs of $18.2 million for discontinued initiatives, and other items of $10.6 million.

For the three months ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,705,878	$2,509,698	$(900,520)	$—	$—	$9,315,056

Operating income	$1,754,624	$696,665	$3,318	$1,661,679	$—	$4,116,287

Net income attributable to Global Payments	$1,400,107		$3,318	$1,652,005	$(98,265)	$2,957,165

Diluted earnings per share attributable to Global Payments	$5.78					$12.22

Diluted weighted-average shares outstanding	242,008					242,008

	Year Ended December 31, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,735,970	$2,393,183	$(975,146)	$—	$—	$9,154,007

Operating income	$1,974,500	$359,105	$2,205	$1,620,514	$—	$3,956,323

Net income attributable to Global Payments	$1,570,365		$2,205	$1,598,987	$(362,143)	$2,809,413

Diluted earnings per share attributable to Global Payments	$6.16					$11.02

Diluted weighted-average shares outstanding	254,845					254,845
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the year ended December 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,366.7 million in COS and $880.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles. Adjustments to SG&A included acquisition, integration and separation expenses of $331.6 million, facilities exit charges of $19.3 million, charges for business transformation activities of $406.2 million (including noncash write-down), modernization charges of $39.2 million, employee termination benefits of $32.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $32.8 million.

Earnings adjustments for the year ended, December 31, 2025, also include the add back of $462.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the year ended December 31, 2025, earnings adjustments to operating income also included a $33.2 million goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of gain (loss) on business dispositions for Continuing and Discontinued Operations of $316.0 million and $(160.4) million, respectively.

For the year ended December 31, 2024, adjustments included $1,369.1 million in COS and $524.5 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,369.3 million and other items of $(0.2) million. Adjustments to SG&A included acquisition, integration and separation expenses of $211.6 million, employee termination benefits of $80.1 million, facilities exit charges of $13.4 million, charges for business transformation activities of $99.1 million, noncash charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, noncash asset write-offs of $18.2 million for discontinued initiatives, modernization charges of $22.9 million, and other items of $23.5 million.

For the year ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the year ended December 31, 2025, income taxes on adjustments include the removal of $294.5 million due to business dispositions and the derecognition of goodwill that is not deductible for tax reporting purposes.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,896,765	$—	$(114,865)	$—	$1,781,900
Issuer Solutions	—	657,768	(100,698)	—	557,070
Intersegment eliminations	—	—	(18,655)	—	(18,655)
	$1,896,765	$657,768	$(234,217)	$—	$2,320,316

Operating income (loss):
Merchant Solutions	$653,799	$—	$(13)	$223,307	$877,093
Issuer Solutions	—	249,400	127	18,253	267,780
Corporate	(406,295)	—	—	298,243	(108,052)
Loss on business disposition	(32,174)	(160,449)	—	192,623	—
	$215,330	$88,951	$114	$732,427	$1,036,821

	Three Months Ended December 31, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,898,345	$—	$(122,937)	$—	$1,775,408
Issuer Solutions	—	622,777	(92,640)	—	530,137
Intersegment eliminations	—	—	(16,530)	—	(16,530)
	$1,898,345	$622,777	$(232,107)	$—	$2,289,015

Operating income (loss):
Merchant Solutions	$645,296	$—	$(84)	$207,670	$852,882
Issuer Solutions	—	112,789	411	140,389	253,589
Corporate	(198,071)	—	—	95,765	(102,306)
Gain on business disposition	273,134	—	—	(273,134)	—
	$720,359	$112,789	$327	$170,690	$1,004,165
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended December 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $358.7 million in COS and $334.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles. Adjustments to SG&A included acquisition, integration and separation expenses of $174.2 million, facilities exit charges of $4.6 million, charges for business transformation activities of $129.8 million, modernization charges of $12.0 million, employee termination benefits of $3.7 million, and other items of $9.8 million.

Earnings adjustments for the three months ended, December 31, 2025, also include the add back of $153.0 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended December 31, 2025, earnings adjustments to operating income also included the elimination of loss on business dispositions for Continuing and Discontinued Operations of $32.2 million and $160.4 million, respectively.

For the three months ended December 31, 2024, earnings adjustments to operating income included $332.8 million in COS and $111.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $332.6 million and other items of $0.2 million. Adjustments to SG&A included acquisition, integration and separation expenses of $31.2 million, employee termination benefits of $4.3 million, facilities exit charges of $6.8 million, charges for business transformation activities of $39.9 million, noncash asset write-offs of $18.2 million for discontinued initiatives, and other items of $10.6 million.

For the three months ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$7,705,878	$—	$(480,130)	$—	$7,225,748
Issuer Solutions	—	2,509,698	(348,361)	—	2,161,337
Intersegment eliminations	—	—	(72,030)	—	(72,030)
	$7,705,878	$2,509,698	$(900,520)	$—	$9,315,056

Operating income (loss):
Merchant Solutions	$2,735,163	$—	$(105)	$831,770	$3,566,828
Issuer Solutions	—	857,114	3,424	180,842	1,041,380
Corporate	(1,263,297)	—	—	771,376	(491,921)
Impairment of goodwill	(33,218)	—	—	33,218	—
Gain (loss) on business disposition	315,976	(160,449)	—	(155,527)	—
	$1,754,624	$696,665	$3,318	$1,661,679	$4,116,287

	Year Ended December 31, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$7,735,970	$—	$(585,537)	$—	$7,150,433
Issuer Solutions	—	2,393,183	(325,207)	—	2,067,976
Intersegment eliminations	—	—	(64,403)	—	(64,403)
	$7,735,970	$2,393,183	$(975,147)	$—	$9,154,007

Operating income (loss):
Merchant Solutions	$2,582,220	$—	$476	$867,268	$3,449,964
Issuer Solutions	—	359,105	1,728	620,741	981,574
Corporate	(880,854)	—	—	405,639	(475,215)
Gain on business dispositions	273,134	—	—	(273,134)	—
	$1,974,500	$359,105	$2,205	$1,620,514	$3,956,323
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the year ended December 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,366.7 million in COS and $880.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles. Adjustments to SG&A included acquisition, integration and separation expenses of $331.6 million, facilities exit charges of $19.3 million, charges for business transformation activities of $406.2 million (including noncash write-down), modernization charges of $39.2 million, employee termination benefits of $32.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $32.8 million.

Earnings adjustments for the year ended, December 31, 2025, also include the add back of $462.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the year ended December 31, 2025, earnings adjustments to operating income also included a $33.2 million goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of gain (loss) on business dispositions for Continuing and Discontinued Operations of $316.0 million and $(160.4) million, respectively.

For the year ended December 31, 2024, adjustments included $1,369.1 million in COS and $524.5 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,369.3 million and other items of $(0.2) million. Adjustments to SG&A included acquisition, integration and separation expenses of $211.6 million, employee termination benefits of $80.1 million, facilities exit charges of $13.4 million, charges for business transformation activities of $99.1 million, noncash charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, noncash asset write-offs of $18.2 million for discontinued initiatives, modernization charges of $22.9 million, and other items of $23.5 million.

For the year ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2026 Growth
Revenues:
GAAP revenues		~75%
Adjustments incl Worldpay Proforma(1)		~(71)%
FX impact		(0.5)%
Constant currency (CC) adj net revenue		3.5%
Dispositions		~1.5%
CC adjusted net revenue excluding dispositions		5%

Earnings Per Share:
GAAP diluted EPS	(30)%	to	(32)%
Adjustments(2)		~45%
FX impact		-
CC adjusted EPS	13%	to	15%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2025 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.42, 3) acquisition, integration, and separation expense of $1.06, 4) charges for business transformation activities of $1.27, 5) employee termination benefits of $0.10, 6) modernization charges of $0.12, 7) facilities exit charges of $0.06, 8) goodwill impairment of $0.11, 9) gain/loss on business dispositions of $(0.49), 10) add back of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations of $(1.43), 11) other income and expense of $0.19, 12) equity method investment earnings from our interest in a private equity investment fund of $(0.20), 13) discrete tax items of $1.18, 14) other items of $0.04, 15) the effect of noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted net revenue reflects total company performance, including discontinued operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions. Adjusted operating income reflects total company performance, including discontinued operations.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.